SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant {   }

Filed by a Party other than the Registrant {x}

Check the appropriate box:

{   }      Preliminary Proxy Statement

{   }      Confidential, for Use of the Commission Only (as Permitted by Rule
           14a-6(e)(2))

{   }      Definitive Proxy Statement

{ x }      Definitive Additional Materials

{   }      Soliciting Material Under Rule 14a-12


                            COACHMEN INDUSTRIES, INC
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              THOR INDUSTRIES, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT,
                            IF OTHER THAN REGISTRANT)

               Payment of Filing Fee (Check the appropriate box):

{ x }      No Fee required.

{   }      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
           0-11:

   1)      Title of each class of securities to which transaction applies:

 ............................................................................

   2)      Aggregate number of securities to which transaction applies:

 .............................................................................

   3) Per unit price or other underlying transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

 .............................................................................

   4) Proposed maximum aggregate value of transaction:

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 .............................................................................

     Total fee paid:

 .............................................................................

{  }       Fee paid previously with preliminary materials.

{  }       Check box if any part of the fee is offset as provided  by  Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


  1)       Amount Previously Paid:

 .............................................................................

  2)       Form, Schedule or Registration Statement No.:

 .............................................................................

  3)       Filing Party:

 .............................................................................

  4)       Date Filed:

 .............................................................................

                            [THOR INDUSTRIES, INC. ]
      419 West Pike Street o P.O. Box 629 o Jackson Center, Ohio 45334-0629
                     Phone: 937-596-6849 o Fax: 937-596-6539


                                                                  April 28, 2000

Dear Fellow Shareholder of Coachmen Industries, Inc.:


         On April 17, 2000, Thor made a proposal to Coachmen Industries, Inc. to acquire all of the outstanding Coachmen common stock for $18 per share. The proposed consideration would consist of 60% cash and 40% Thor stock based upon Thor's closing price of $24 7/16 on April 14, 2000 (resulting in an exchange ratio of 0.7366 Thor shares for each Coachmen share exchanged entirely for Thor stock).

         Our offer is not subject to financing contingencies. The $18 offering price represents a 41.9% premium over Coachmen's closing stock price of $12 11/16 on April 14, 2000. We believe that our offer is of compelling interest to shareholders of Coachmen, but as of today, the Coachmen Board has rejected our offer.

            YOUR BOARD OF DIRECTORS DOES NOT WANT TO DISCUSS OUR $18 PER SHARE OFFER.


         We believe that the executives of Coachmen are not acting in the best interests of the Coachmen shareholders by failing to explore this merger. You-the stockholders of Coachmen-are the true owners of Coachmen and it is your preference that matters. You can send a strong message to the Coachmen executives that you want them to negotiate a merger with Thor by taking the following action at the annual meeting of Coachmen to be held on May 4, 2000 at Christiana Creek Country Club, 116 West Bristol Street, Elkhart, Indiana at 10:00 a.m.:

           WITHHOLD AUTHORITY TO VOTE FOR ALL NAMED DIRECTOR NOMINEES.

             VOTE AGAINST APPROVAL OF COACHMEN'S 2000 OMNIBUS STOCK
                               INCENTIVE PROGRAM.

         Enclosed is our Proxy Statement for the Annual Meeting containing information concerning our proposal, which we urge you to review carefully. Also enclosed is a BLUE proxy card which you can use to vote TO WITHHOLD AUTHORITY to vote for the director nominees and AGAINST approval of the 2000 Omnibus Stock Incentive Plan.

         Because of the short period of time between the date on which Thor is first distributing this Proxy Statement and the scheduled date for the Annual Meeting, it is possible that shareholders of Coachmen will not receive this Proxy Statement and the accompanying BLUE proxy card in time to have the proxy card returned prior to the Annual Meeting. As a result, Thor urges shareholders to VOTE TO WITHHOLD AUTHORITY for the election of the director nominees at the annual meeting and AGAINST the 2000 Omnibus Stock Incentive Plan BY USING THE PROXY CARD THAT WAS SENT BY COACHMEN along with Coachmen's proxy statement regarding the annual meeting.

         If you have any questions or require any additional information in connection with this Proxy Statement or need assistance in voting your shares, please contact D.F. King & Co. at the address and telephone number set forth below. If your shares are held in the name of a brokerage firm or bank nominee or other institution, only they can vote your shares. Accordingly, please contact the person responsible for your account and give instructions for your shares to be voted.

                              D.F. King & Co., Inc.
                                 77 Water Street
                                   20th Floor
                            New York, New York 10005
                            Toll Free: 1-888-242-8149
                 Banks and Brokers call collect: (212) 269-5550


   Thank you for your support.

                                               Sincerely,
                                               THOR INDUSTRIES, INC.


                                               Wade F. B. Thompson